UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

MN	1-7945	41-0216800
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. N.	Shoreview	MN	55126-2966
(Address of principal executive offices)			(Zip Code)

(651) 483-7111
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	DLX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders.

We held our annual shareholders' meeting on April 29, 2020. 37,284,157 shares were represented (88.4% of the 42,188,275 shares outstanding and entitled to vote at the meeting). Four items were considered at the meeting, and the results of the voting were as follows:

(1) Election of Directors:

Shareholders were asked to elect nine directors to hold office until the 2021 annual meeting of shareholders. The nominees for director and the results of the voting were as follows:

	For	Withheld	Broker non-vote
Ronald C. Baldwin	32,719,128	1,891,561	2,673,468
William C. Cobb	34,198,065	412,624	2,673,468
Cheryl E. Mayberry McKissack	32,639,533	1,971,156	2,673,468
Barry C. McCarthy	33,492,513	1,118,176	2,673,468
Don J. McGrath	32,742,669	1,868,020	2,673,468
Thomas J. Reddin	33,022,523	1,588,166	2,673,468
Martyn R. Redgrave	32,578,257	2,032,432	2,673,468
John L. Stauch	34,139,193	471,496	2,673,468
Victoria A. Treyger	33,297,029	1,313,660	2,673,468

(2) A non-binding resolution to approve the compensation of our named executive officers, as described in the proxy statement filed in connection with the annual meeting:

For:	24,907,776
Against:	9,542,940
Abstain:	159,973
Broker non-vote:	2,673,468

(3) Approval of the Deluxe Corporation 2020 Long-Term Incentive Plan:

For:	29,728,787
Against:	4,723,550
Abstain:	158,352
Broker non-vote:	2,673,468

(4) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020:

For:	36,593,326
Against:	522,006
Abstain:	168,825

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2020

DELUXE CORPORATION

/s/ Jeffrey L. Cotter

Jeffrey L. Cotter
Senior Vice President, Chief
Administrative Officer and
General Counsel

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